Filed Pursuant To Rule 433

Registration No. 333-233191

March 10, 2020

ETF Data
Capital Markets Group
February 2020

Trading Report

Ticker	ETF Name	Spread ($)	Spread (%)	Spread ($) 3 Month Avg.	Consolidated Avg. Daily Volume (Shares)	Consolidated Average Daily Volume ($)	Consolidated Avg. Daily Volume (Shares) 3 Month Avg.	Avg. Quote Size (Shares)	Avg. Quote Size (Shares) 3 Month Avg.	Avg. Quote Size ($)	Avg. Quote Size ($) 3 Month Avg.	Avg. Trade Size	Daily Volatility (%)	Short Interest as of 02/15/2020
US Core														
SPY	SPDR® S&P 500® ETF Trust	0.01	0.00	0.01	111,119,935	35,322,833,155	78,644,394	2,948	4,319	979,277	1,399,636	190	1.35	123,985,554
MDY	SPDR S&P MIDCAP 400® ETF Trust	0.07	0.02	0.06	1,571,971	562,213,139	1,100,925	718	821	265,496	305,276	109	1.41	1,678,625
SLY	SPDR S&P® 600 Small Cap ETF	0.08	0.12	0.07	92,723	6,522,809	71,239	907	861	64,219	61,618	237	1.44	46,574
DIA	SPDR Dow Jones® Industrial Average ETF Trust	0.03	0.01	0.02	4,829,786	1,334,479,409	3,198,954	1,024	1,336	296,924	382,812	136	1.35	4,605,359
SPTM	SPDR Portfolio S&P 1500 Composite Stock Market ETF	0.01	0.03	0.01	1,484,147	59,972,847	766,532	6,522	6,321	266,796	254,332	605	1.30	449,480
SPSM	SPDR S&P 600 Small Cap ETF	0.02	0.08	0.02	709,366	22,415,862	492,422	6,162	3,937	195,525	126,369	557	1.46	34,995
SPLG	SPDR Portfolio S&P 500 ETF	0.01	0.03	0.01	4,418,507	164,717,827	1,954,437	102,969	42,540	4,038,525	1,656,625	1,189	1.33	236,665
SPMD	SPDR S&P 400 Mid Cap ETF	0.02	0.04	0.02	665,948	23,223,431	395,500	9,575	7,600	343,059	273,381	506	1.39	126,599
SPYX	SPDR S&P 500 Fossil Fuel Reserves Free ETF	0.05	0.07	0.07	46,577	3,655,311	30,963	2,147	1,594	175,298	128,126	216	1.19	12,155
SHE	SPDR SSGA Gender Diversity Index ETF	0.05	0.06	0.04	10,368	791,156	11,680	1,059	1,529	83,470	118,678	95	1.07	5,799
US Style														
SPYG	SPDR Portfolio S&P 500 Growth ETF	0.01	0.03	0.01	1,992,797	85,172,976	1,569,334	11,578	16,766	516,101	718,049	296	1.60	667,269
SPYV	SPDR Portfolio S&P 500 Value ETF	0.01	0.03	0.01	1,841,938	60,706,977	1,757,228	27,594	23,462	960,844	815,822	468	1.22	243,982
MDYG	SPDR S&P 400 Mid Cap Growth ETF	0.06	0.11	0.05	119,199	6,747,180	99,556	3,277	3,056	188,512	175,005	214	1.36	6,137
MDYV	SPDR S&P 400 Mid Cap Value ETF	0.04	0.07	0.04	166,297	8,481,539	117,247	1,159	1,731	61,918	93,726	246	1.35	67,807
SLYG	SPDR S&P 600 Small Cap Growth ETF	0.07	0.11	0.06	170,269	10,727,853	135,336	2,010	1,737	129,811	112,225	164	1.43	45,429
SLYV	SPDR S&P 600 Small Cap Value ETF	0.05	0.09	0.05	231,205	13,992,516	198,541	1,839	1,788	113,681	114,346	137	1.54	111,341
US Sector														
XLC	The Communication Services Select Sector SPDR Fund	0.01	0.02	0.01	5,030,346	270,731,162	3,909,539	15,676	17,364	875,286	949,204	226	1.58	3,618,961
XLY	The Consumer Discretionary Select Sector SPDR Fund	0.01	0.01	0.01	7,471,880	931,927,343	5,142,033	3,037	3,524	392,837	444,539	141	1.51	6,940,295

Source: NYSE, Nasdaq and BATS as of 02/29/2020. **Past performance is not a guarantee of future results.**

STATE STREET GLOBAL ADVISORS SPDR®
1

Ticker ETF Name Spread Spread Spread ($) Consolidated Consolidated Consolidated Avg. Quote Avg. Quote Avg. Quote Avg. Quote Avg. Daily Short ($) (%) 3 Month Avg. Daily Average Avg. Daily Size Size Size ($) Size ($) Trade Volatility Interest as of Avg. Volume Daily Volume ($) Volume (Shares) (Shares) 3 Month Avg. Size (%) 02/15/2020 (Shares) (Shares) 3 Month 3 Month Avg. Avg. US Sector (cont’d) XLP The Consumer Staples Select Sector 0.01 0.02 0.01 16,639,447 1,035,198,958 12,808,576 47,213 52,214 3,023,860 3,303,111 315 1.24 20,541,522 SPDR Fund XLE The Energy Select Sector SPDR Fund 0.01 0.02 0.01 25,533,800 1,296,427,266 18,330,607 28,343 26,950 1,513,198 1,542,766 234 2.17 19,842,560 XLF The Financial Select Sector SPDR Fund 0.01 0.03 0.01 59,520,541 1,744,983,325 45,795,859 446,495 500,537 13,670,382 15,308,437 642 1.47 75,761,823 XLV The Health Care Select Sector 0.01 0.01 0.01 10,852,834 1,081,393,225 8,322,395 6,546 8,438 672,645 862,615 161 1.43 25,277,538 SPDR Fund XLI The Industrial Select Sector SPDR Fund 0.01 0.01 0.01 17,997,191 1,421,672,271 13,154,918 12,191 16,371 1,015,202 1,350,116 173 1.50 22,079,839 XLB The Materials Select Sector SPDR Fund 0.01 0.02 0.01 10,580,239 611,027,005 7,431,894 12,647 17,076 757,711 1,025,862 212 1.59 9,622,444 XLK The Technology Select Sector 0.01 0.01 0.01 16,105,407 1,529,680,833 11,300,456 6,070 11,106 606,078 1,035,310 164 2.14 10,992,230 SPDR Fund XLU The Utilities Select Sector SPDR Fund 0.01 0.01 0.01 20,410,992 1,371,581,554 16,205,016 19,251 22,601 1,333,477 1,492,344 237 1.37 42,191,961 XLRE The Real Estate Select Sector SPDR Fund 0.01 0.02 0.01 7,223,694 282,696,222 5,042,925 53,197 65,496 2,160,413 2,565,736 409 1.58 3,209,888 US Industry KBE SPDR S&P Bank ETF 0.01 0.02 0.01 2,293,644 98,948,625 1,755,791 10,538 9,769 474,915 449,394 159 1.76 3,139,862 KCE SPDR S&P Capital Markets ETF 0.14 0.24 0.13 4,833 297,351 5,686 387 608 23,523 36,452 104 0.88 16,133 KIE SPDR S&P Insurance ETF 0.02 0.05 0.01 255,386 9,102,438 232,437 2,681 3,036 98,059 108,727 134 1.38 388,089 KRE SPDR S&P Regional Banking ETF 0.01 0.02 0.01 8,104,162 437,867,833 6,468,038 12,879 11,658 716,515 659,531 219 1.84 32,021,273 XBI SPDR S&P Biotech ETF 0.03 0.03 0.02 5,038,415 470,397,152 5,098,854 922 1,192 87,407 112,659 115 2.21 48,301,922 XNTK SPDR NYSE Technology ETF 0.04 0.05 0.03 34,025 2,984,920 34,442 845 872 75,445 73,987 118 2.03 160 XHB SPDR S&P Homebuilders ETF 0.01 0.02 0.01 1,568,006 72,931,219 1,696,978 4,142 8,553 199,637 399,143 139 1.69 5,550,667 XME SPDR S&P Metals & Mining ETF 0.01 0.04 0.01 2,184,651 54,770,835 2,543,467 8,475 10,808 217,566 295,568 182 2.33 5,327,376 XES SPDR S&P Oil & Gas Equipment & 0.01 0.16 0.01 1,352,790 8,429,902 1,330,386 126,842 114,261 817,797 817,848 508 3.40 1,621,362 Services ETF XITK SPDR FactSet Innovative Technology ETF 0.13 0.11 0.10 6,958 840,272 6,660 228 233 27,862 27,382 67 1.97 2,496 XOP SPDR S&P Oil & Gas Exploration & 0.01 0.05 0.01 38,996,955 689,922,798 32,540,955 88,788 76,616 1,638,096 1,588,879 497 3.60 63,431,978 Production ETF XPH SPDR S&P Pharmaceuticals ETF 0.04 0.09 0.04 106,225 4,849,001 98,274 3,054 2,858 140,310 128,761 275 1.68 1,432,046 XRT SPDR S&P Retail ETF 0.01 0.03 0.01 5,217,079 226,958,107 4,022,990 7,264 9,113 322,651 409,839 189 2.06 25,972,722 XSD SPDR S&P Semiconductor ETF 0.07 0.07 0.06 137,949 14,358,476 133,702 417 636 44,044 66,998 104 2.32 405,930 Source: NYSE, Nasdaq and BATS as of 02/29/2020. Past performance is not a guarantee of future results.

Ticker	ETF Name	Spread ($)	Spread (%)	Spread ($) 3 Month Avg.	Consolidated Avg. Daily Volume (Shares)	Consolidated Average Daily Volume ($)	Consolidated Avg. Daily Volume (Shares) 3 Month Avg.	Avg. Quote Size (Shares)	Avg. Quote Size (Shares) 3 Month Avg.	Avg. Quote Size ($)	Avg. Quote Size ($) 3 Month Avg.	Avg. Trade Size	Daily Volatility (%)	Short Interest as of 02/15/2020
US Industry (cont'd)														
XHE	SPDR S&P Health Care Equipment ETF	0.15	0.18	0.12	36,953	3,182,276	32,453	615	758	52,950	65,291	103	1.52	657,338
XTL	SPDR S&P Telecom ETF	0.10	0.15	0.09	5,286	369,195	3,940	2,234	2,073	158,005	145,678	120	1.09	445
XAR	SPDR S&P Aerospace & Defense ETF	0.07	0.06	0.06	242,393	26,688,435	299,324	516	653	57,246	73,022	89	1.69	167,098
XHS	SPDR S&P Health Care Services ETF	0.16	0.22	0.14	7,975	581,667	7,076	168	149	12,604	10,998	106	1.42	5,090
XSW	SPDR S&P Software & Services ETF	0.14	0.13	0.11	40,094	4,271,612	29,560	424	426	45,777	44,610	102	1.82	15,990
XTH	SPDR S&P Technology Hardware ETF	0.22	0.28	0.22	863	69,226	516	1,353	1,366	109,909	112,695	91	0.28	3
XTN	SPDR S&P Transportation ETF	0.07	0.11	0.07	18,050	1,090,467	13,587	507	723	32,654	46,959	100	1.76	15,515
XWEB	SPDR S&P Internet ETF	0.11	0.13	0.09	2,971	255,495	2,496	629	716	54,496	60,224	64	1.35	421
KOMP	SPDR S&P Kensho New Economies Composite ETF	0.07	0.19	0.06	660,923	25,510,296	226,730	2,791	2,977	105,392	109,481	3,976	1.53	54,769
ROKT	SPDR S&P Kensho Final Frontiers ETF	0.05	0.15	0.05	7,241	271,628	4,743	159	394	6,006	14,442	99	1.68	1,685
CNRG	SPDR S&P Kensho Clean Power ETF	0.10	0.20	0.08	21,657	1,120,281	13,334	245	579	12,574	25,882	94	2.76	5,382
SIMS	SPDR S&P Kensho Intelligent Structures ETF	0.11	0.35	0.11	2,428	77,990	1,263	310	798	10,003	25,794	176	1.41	2,049
HAIL	SPDR S&P Kensho Smart Mobility ETF	0.09	0.30	0.09	2,952	91,735	2,154	1,330	1,141	41,553	34,730	149	1.49	1,493
FITE	SPDR S&P Kensho Future Security ETF	0.10	0.24	0.11	7,847	316,940	8,326	703	623	28,509	24,980	141	1.59	14,107
Real Estate Equities														
RWR	SPDR Dow Jones REIT ETF	0.04	0.04	0.04	130,577	13,538,155	191,181	1,422	1,485	149,316	153,111	128	1.53	58,784
RWO	SPDR Dow Jones Global Real Estate ETF	0.04	0.08	0.05	125,353	6,469,636	163,892	708	723	36,897	37,429	134	1.07	136,960
RWX	SPDR Dow Jones International Real Estate ETF	0.01	0.03	0.01	742,836	28,533,538	492,933	7,922	6,822	308,705	267,789	285	0.67	774,862
Global Equities														
DGT	SPDR Global Dow ETF	0.11	0.13	0.11	2,946	256,017	2,102	331	336	29,153	29,829	85	0.91	38
GII	SPDR S&P Global Infrastructure ETF	0.08	0.15	0.07	22,731	1,260,814	25,677	855	847	47,645	46,764	184	0.86	23,137
GNR	SPDR S&P Global Natural Resources ETF	0.11	0.27	0.09	289,267	11,469,907	159,029	930	810	39,164	35,784	297	1.27	51,765
CWI	SPDR MSCI ACWI ex-US ETF	0.01	0.05	0.01	328,786	8,103,302	342,575	14,137	12,322	357,800	314,549	376	0.85	128,207
SPGM	SPDR Portfolio MSCI Global Stock Market ETF	0.09	0.20	0.07	20,242	849,745	24,165	416	505	17,882	21,673	144	1.13	14,786

Source: NYSE, Nasdaq and BATS as of 02/29/2020. **Past performance is not a guarantee of future results.**

STATE STREET GLOBAL ADVISORS SPDR®

3

Ticker	ETF Name	Spread ($)	Spread (%)	Spread ($) 3 Month Avg.	Consolidated Avg. Daily Volume (Shares)	Consolidated Average Daily Volume ($)	Consolidated Avg. Daily Volume (Shares) 3 Month Avg.	Avg. Quote Size (Shares)	Avg. Quote Size (Shares) 3 Month Avg.	Avg. Quote Size ($)	Avg. Quote Size ($) 3 Month Avg.	Avg. Trade Size	Daily Volatility (%)	Short Interest as of 02/15/2020
Global Equities (cont'd)														
EFAX	SPDR MSCI EAFE Fossil Fuel Reserves Free ETF	0.31	0.44	0.30	4,961	354,882	5,467	651	663	46,754	47,851	246	0.54	7,352
SPDW	SPDR Portfolio Developed World ex-US ETF	0.01	0.03	0.01	2,209,164	64,697,211	1,551,268	40,654	32,744	1,257,619	1,019,392	418	0.83	138,970
GWX	SPDR S&P International Small Cap ETF	0.09	0.30	0.09	149,489	4,379,963	98,757	1,256	1,280	37,563	39,673	297	0.97	55,043
LOWC	SPDR MSCI ACWI Low Carbon Target ETF	0.16	0.16	0.16	6,516	611,702	3,282	383	378	38,050	37,473	81	0.88	569
International Developed Equities – Region/Country														
FEZ	SPDR EURO STOXX 50® ETF	0.01	0.03	0.01	2,621,304	101,423,255	1,899,460	60,775	54,962	2,433,574	2,212,219	340	0.97	2,035,826
SPEU	SPDR Portfolio Europe ETF	0.07	0.20	0.05	40,132	1,407,952	36,619	1,147	1,027	40,960	36,826	238	0.86	159,598
SMEZ	SPDR EURO STOXX® Small Cap ETF	0.15	0.25	0.13	2,327	139,462	2,281	374	436	22,825	26,641	283	0.86	9,382
Emerging Market Equities														
SPEM	SPDR Portfolio Emerging Markets ETF	0.01	0.04	0.01	1,666,909	59,504,718	1,312,439	4,574	3,553	166,708	131,371	306	1.06	178,211
GMF	SPDR S&P Emerging Asia Pacific ETF	0.25	0.25	0.23	24,200	2,430,493	30,858	548	492	55,637	50,261	134	0.96	69,707
EEMX	SPDR MSCI Emerging Markets Fossil Fuel Reserves Free ETF	0.15	0.23	0.16	4,752	301,942	8,629	234	269	14,950	17,383	190	0.72	9,721
EWX	SPDR S&P Emerging Markets Small Cap ETF	0.08	0.17	0.07	164,733	7,080,312	86,970	567	656	25,063	29,695	225	0.91	3,680
GXC	SPDR S&P China ETF	0.16	0.16	0.12	198,201	19,972,837	138,192	386	337	39,071	34,093	200	1.25	115,444
Advanced Beta – Income														
EDIV	SPDR S&P Emerging Markets Dividend ETF	0.09	0.31	0.10	58,357	1,713,241	50,446	848	1,004	25,276	31,129	213	1.02	33,120
DWX	SPDR S&P International Dividend ETF	0.03	0.07	0.03	114,667	4,489,232	83,244	981	862	39,262	34,556	219	0.68	116,859
SDY	SPDR S&P Dividend ETF	0.02	0.02	0.02	781,535	80,373,959	627,730	2,045	1,885	217,098	201,127	129	1.18	312,780
WDIV	SPDR S&P Global Dividend ETF	0.10	0.14	0.09	27,585	1,922,297	19,903	665	698	46,734	49,415	157	0.75	13,180
SPYD	SPDR Portfolio S&P 500 High Dividend ETF	0.01	0.03	0.01	1,186,974	43,901,034	758,141	10,672	8,068	416,215	315,421	193	1.43	146,805
Advanced Beta – Multi Factor														
ZCAN	SPDR Solactive Canada ETF	0.06	0.10	0.06	637	40,319	595	594	594	37,201	37,064	59	0.14	4,058
ZDEU	SPDR Solactive Germany ETF	0.06	0.10	0.05	1,819	108,003	1,180	957	922	55,898	54,703	215	0.27	1,038
ZHOK	SPDR Solactive Hong Kong ETF	0.14	0.22	0.13	1,868	115,881	1,890	445	417	27,532	26,096	181	0.28	7,450

Source: NYSE, Nasdaq and BATS as of 02/29/2020. **Past performance is not a guarantee of future results.**

STATE STREET GLOBAL ADVISORS SPDR®

4

Ticker	ETF Name	Spread ($)	Spread (%)	Spread ($) 3 Month Avg.	Consolidated Avg. Daily Volume (Shares)	Consolidated Average Daily Volume ($)	Consolidated Avg. Daily Volume (Shares) 3 Month Avg.	Avg. Quote Size (Shares)	Avg. Quote Size (Shares) 3 Month Avg.	Avg. Quote Size ($)	Avg. Quote Size ($) 3 Month Avg.	Avg. Trade Size	Daily Volatility (%)	Short Interest as of 02/15/2020
Advanced Beta – Multi Factor (cont'd)														
ZJPN	SPDR Solactive Japan ETF	0.06	0.08	0.06	1,522	111,163	974	621	605	47,326	47,216	95	0.28	7
ZGBR	SPDR Solactive United Kingdom ETF	0.08	0.16	0.08	3,997	196,161	2,261	548	565	27,067	28,783	198	0.58	3,106
QEFA	SPDR MSCI EAFE StrategicFactors℠ ETF	0.35	0.53	0.33	37,372	2,420,761	33,554	1,105	1,356	72,885	90,215	225	0.79	4,922
QWLD	SPDR MSCI World StrategicFactors℠ ETF	0.19	0.22	0.17	1,804	154,410	3,242	983	899	85,093	77,561	80	0.70	5,975
QEMM	SPDR MSCI Emerging Markets StrategicFactors℠ ETF	0.28	0.49	0.27	27,525	1,611,760	16,986	1,039	1,096	60,632	65,361	349	1.15	12,048
QUS	SPDR MSCI USA StrategicFactors℠ ETF	0.07	0.08	0.08	63,836	6,068,724	48,004	336	343	32,294	32,670	206	1.16	43,564
Advanced Beta – Single Factor														
SPYB	SPDR S&P 500 Buyback ETF	0.16	0.23	0.15	3,473	244,450	4,171	2,433	2,306	175,849	168,012	97	0.95	4,035
VLU	SPDR S&P 1500 Value Tilt ETF	0.41	0.37	0.41	5,097	551,501	2,725	2,424	2,072	272,300	233,329	219	1.02	3,017
MMTM	SPDR S&P 1500 Momentum Tilt ETF	0.25	0.18	0.23	2,703	375,707	2,217	1,664	1,672	237,770	233,975	86	0.97	7,780
LGLV	SPDR SSGA US Large Cap Low Volatility Index ETF	0.06	0.05	0.05	163,072	18,907,996	108,505	1,113	1,117	132,211	129,596	158	1.12	12,608
SMLV	SPDR SSGA US Small Cap Low Volatility Index ETF	0.28	0.29	0.27	19,878	1,909,744	16,707	518	451	50,442	44,612	105	1.38	21,263
ONEY	SPDR Russell 1000 Yield Focus ETF	0.16	0.23	0.12	11,380	828,384	8,586	369	354	26,729	26,383	441	1.11	7,964
ONEO	SPDR Russell 1000 Momentum Focus ETF	0.11	0.15	0.10	1,781	137,207	23,636	150	142	11,661	11,063	88	0.59	10,685
ONEV	SPDR Russell 1000 Low Volatility Focus ETF	0.07	0.09	0.06	31,420	2,710,740	19,556	375	332	32,442	28,651	999	1.05	3,229
Advanced Beta – Fixed Income														
DWFI	SPDR Dorsey Wright® Fixed Income Allocation ETF	0.02	0.09	0.02	17,986	429,031	15,176	6	8	13,433	18,353	269	0.20	13,606
SPBO	SPDR Portfolio Corporate Bond ETF	0.02	0.05	0.02	29,182	1,011,262	31,212	846	1,065	29,231	36,307	276	0.41	3,293
Fixed Income – US Government														
BIL	SPDR Bloomberg Barclays 1-3 Month T-Bill ETF	0.01	0.01	0.01	2,409,680	220,518,924	1,674,523	3,413,288	2,870,049	312,280,317	262,571,027	715	0.01	931,418
SPTI	SPDR Portfolio Intermediate Term Treasury ETF	0.01	0.03	0.01	2,908,296	92,659,654	1,159,018	112,764	79,271	3,557,630	2,483,023	695	0.22	58,987

Source: NYSE, Nasdaq and BATS as of 02/29/2020. **Past performance is not a guarantee of future results.**

STATE STREET GLOBAL ADVISORS SPDR®

5

Ticker	ETF Name	Spread ($)	Spread (%)	Spread ($) 3 Month Avg.	Consolidated Avg. Daily Volume (Shares)	Consolidated Average Daily Volume ($)	Consolidated Avg. Daily Volume (Shares) 3 Month Avg.	Avg. Quote Size (Shares)	Avg. Quote Size (Shares) 3 Month Avg.	Avg. Quote Size ($)	Avg. Quote Size ($) 3 Month Avg.	Avg. Trade Size	Daily Volatility (%)	Short Interest as of 02/15/2020
Fixed Income – US Government (cont'd)														
SPTL	SPDR Portfolio Long Term Treasury ETF	0.02	0.04	0.02	823,551	35,048,066	705,132	24,262	20,020	1,016,041	813,998	396	0.72	65,250
SPIP	SPDR Portfolio TIPS ETF	0.02	0.05	0.01	237,916	6,928,394	352,647	47,634	37,267	1,388,000	1,075,058	386	0.26	211,870
SPTS	SPDR Portfolio Short Term Treasury ETF	0.01	0.03	0.01	785,661	23,719,282	645,152	641,813	680,721	19,318,233	20,433,667	778	0.09	375,062
TIPX	SPDR Bloomberg Barclays 1-10 Year TIPS ETF	0.02	0.08	0.01	39,630	788,381	74,524	53,291	40,512	1,058,339	800,072	458	0.16	127,590
Fixed Income – US Investment Grade Corporates														
SPSB	SPDR Portfolio Short Term Corporate Bond ETF	0.01	0.03	0.01	1,611,539	49,952,743	1,479,126	67,033	54,523	2,074,857	1,684,391	648	0.10	178,019
SPIB	SPDR Portfolio Intermediate Term Corporate Bond ETF	0.01	0.03	0.01	1,582,875	56,648,788	1,355,628	19,542	18,150	698,702	644,537	529	0.19	291,645
SPLB	SPDR Portfolio Long Term Corporate Bond ETF	0.02	0.05	0.02	682,217	21,385,803	485,014	2,758	3,252	86,343	99,502	358	0.52	26,820
FLRN	SPDR Bloomberg Barclays Investment Grade Floating Rate ETF	0.01	0.03	0.01	1,092,900	33,643,833	1,048,117	76,801	71,565	2,365,572	2,202,101	585	0.07	427,666
Fixed Income – High Yield														
JNK	SPDR Bloomberg Barclays High Yield Bond ETF	0.01	0.01	0.01	11,295,468	1,227,491,827	7,137,341	27,862	36,883	3,052,944	4,036,442	434	0.49	10,041,848
SJNK	SPDR Bloomberg Barclays Short Term High Yield Bond ETF	0.01	0.04	0.01	5,672,187	152,009,320	3,495,258	161,708	140,122	4,353,871	3,772,749	856	0.37	3,730,795
SPHY	SPDR Portfolio High Yield Bond ETF	0.04	0.14	0.03	53,639	1,411,079	49,022	1,388	1,952	36,606	51,391	224	0.55	34,429
Fixed Income – US Mortgage														
SPMB	SPDR Portfolio Mortgage Backed Bond ETF	0.01	0.04	0.01	2,778,735	73,142,326	999,854	2,585	2,459	68,053	64,529	4,776	0.22	79,732
Fixed Income – US Aggregate														
SPAB	SPDR Portfolio Aggregate Bond ETF	0.01	0.03	0.01	2,098,768	62,909,251	1,690,490	40,355	44,067	1,206,767	1,306,734	821	0.23	471,172
Fixed Income – Hybrids														
CWB	SPDR Bloomberg Barclays Convertible Securities ETF	0.01	0.02	0.01	1,910,695	110,518,308	1,231,735	4,138	4,924	243,762	280,139	207	1.24	1,040,420
PSK	SPDR Wells Fargo® Preferred Stock ETF	0.04	0.10	0.03	199,803	8,757,644	217,610	949	1,191	42,017	52,513	270	0.62	64,923

Source: NYSE, Nasdaq and BATS as of 02/29/2020. **Past performance is not a guarantee of future results.**

STATE STREET GLOBAL ADVISORS SPDR®

6

Ticker	ETF Name	Spread ($)	Spread (%)	Spread ($) 3 Month Avg.	Consolidated Avg. Daily Volume (Shares)	Consolidated Average Daily Volume ($)	Consolidated Avg. Daily Volume (Shares) 3 Month Avg.	Avg. Quote Size (Shares)	Avg. Quote Size (Shares) 3 Month Avg.	Avg. Quote Size ($)	Avg. Quote Size ($) 3 Month Avg.	Avg. Trade Size	Daily Volatility (%)	Short Interest as of 02/15/2020
Fixed Income – Municipal														
SHM	SPDR Nuveen Bloomberg Barclays Short Term Municipal Bond ETF	0.02	0.03	0.02	291,094	14,373,586	365,622	9,149	8,442	451,649	415,745	362	0.13	389,984
TFI	SPDR Nuveen Bloomberg Barclays Municipal Bond ETF	0.01	0.03	0.01	239,688	12,402,623	208,704	1,612	1,751	83,314	89,722	107	0.20	325,895
HYMB	SPDR Nuveen S&P High Yield Municipal Bond ETF	0.03	0.05	0.04	184,179	11,164,318	172,747	1,185	1,043	71,692	62,387	301	0.23	198,196
Fixed Income – International														
WIP	SPDR FTSE International Government Inflation-Protected Bond ETF	0.15	0.27	0.14	36,464	1,994,422	38,211	2,281	987	124,712	54,041	183	0.57	15,522
BWZ	SPDR Bloomberg Barclays Short Term International Treasury Bond ETF	0.10	0.35	0.11	67,989	2,049,354	62,363	2,553	2,042	76,860	62,205	473	0.45	3,239
BWX	SPDR Bloomberg Barclays International Treasury Bond ETF	0.01	0.04	0.01	256,090	7,336,888	369,675	3,922	3,568	112,077	102,155	227	0.31	253,531
IBND	SPDR Bloomberg Barclays International Corporate Bond ETF	0.14	0.42	0.18	81,847	2,727,677	59,600	1,393	846	46,403	28,379	421	0.64	1,638
EBND	SPDR Bloomberg Barclays Emerging Markets Local Bond ETF	0.01	0.05	0.01	239,602	6,568,574	210,151	4,671	5,118	128,440	141,431	365	0.31	130,823
Commodity														
GLD®	SPDR Gold Shares	0.01	0.01	0.01	13,414,775	2,037,725,260	9,371,056	9,507	10,203	1,425,023	1,480,113	221	1.02	13,644,728
GLDM	SPDR Gold MiniShares℠ Trust	0.01	0.06	0.01	2,289,801	36,837,147	1,632,581	668,471	650,835	10,641,202	10,038,190	1,215	0.99	1,172,603
NANR	SPDR S&P North American Natural Resources ETF	0.07	0.22	0.06	318,305	10,088,375	121,961	3,257	3,160	102,103	101,861	3,929	1.33	1,764
Active – Asset Allocation														
XLSR	SPDR SSGA US Sector Rotation ETF	0.05	0.14	0.06	35,982	1,243,167	19,999	10,060	7,990	354,031	276,389	400	1.21	2,061
FISR	SPDR SSGA Fixed Income Sector Rotation ETF	0.05	0.16	0.05	26,493	834,402	14,808	7,395	4,527	232,701	141,981	396	0.84	35,433
RLY	SPDR SSGA Multi-Asset Real Return ETF	0.09	0.39	0.09	20,877	502,924	17,805	4,927	5,050	120,253	126,210	227	0.74	14,203
INKM	SPDR SSGA Income Allocation ETF	0.04	0.10	0.03	66,567	2,262,770	37,621	1,629	2,285	56,370	78,710	1,030	0.45	2,464
GAL	SPDR SSGA Global Allocation ETF	0.16	0.39	0.15	20,303	806,071	17,788	7,622	6,129	304,874	245,521	380	0.78	23,578

Source: NYSE, Nasdaq and BATS as of 02/29/2020. **Past performance is not a guarantee of future results.**

STATE STREET GLOBAL ADVISORS SPDR®

7

Ticker	ETF Name	Spread ($)	Spread (%)	Spread ($) 3 Month Avg.	Consolidated Avg. Daily Volume (Shares)	Consolidated Average Daily Volume ($)	Consolidated Avg. Daily Volume (Shares) 3 Month Avg.	Avg. Quote Size (Shares)	Avg. Quote Size (Shares) 3 Month Avg.	Avg. Quote Size ($)	Avg. Quote Size ($) 3 Month Avg.	Avg. Trade Size	Daily Volatility (%)	Short Interest as of 02/15/2020
Active – Equity														
SYE	SPDR MFS Systematic Core Equity ETF	0.09	0.10	0.08	7,838	667,368	5,621	166	144	14,980	12,920	199	1.04	827
SYG	SPDR MFS Systematic Growth Equity ETF	0.11	0.12	0.09	2,863	251,596	4,113	152	134	14,290	12,293	67	1.02	472
SYV	SPDR MFS Systematic Value Equity ETF	0.15	0.21	0.12	3,050	210,298	2,583	471	458	32,789	32,549	132	0.93	1,558
Active – Fixed Income														
TOTL	SPDR DoubleLine® Total Return Tactical ETF	0.02	0.03	0.02	411,136	20,355,753	371,777	2,123	2,054	105,029	101,047	311	0.23	170,026
EMTL	SPDR DoubleLine Emerging Markets Fixed Income ETF	0.10	0.20	0.10	22,091	1,149,698	16,356	2,296	2,205	119,581	113,722	255	0.18	20,930
STOT	SPDR DoubleLine Short Duration Total Return Tactical ETF	0.07	0.14	0.07	27,129	1,350,614	23,647	2,484	2,055	123,642	102,029	289	0.09	3,884
SRLN	SPDR Blackstone / GSO Senior Loan ETF	0.01	0.03	0.01	567,899	26,155,044	505,147	3,371	3,041	156,375	141,414	374	0.27	360,855
ULST	SPDR SSGA Ultra Short Term Bond ETF	0.02	0.04	0.02	177,584	7,189,552	91,431	73,474	69,589	2,974,599	2,813,314	968	0.08	11,834

Source: NYSE, Nasdaq and BATS as of 02/29/2020. **Past performance is not a guarantee of future results.**

Prior to 10/16/2017, the SPDR Portfolio Total Stock Market ETF (SPTM) was known as the SPDR Russell 3000® ETF (THRK), the SPDR Portfolio Large Cap ETF (SPLG) was known as the SPDR Russell 1000® ETF (ONEK), the SPDR Portfolio Mid Cap ETF (SPMD) was known as the SPDR S&P 1000® ETF (SMD), the SPDR Portfolio Small Cap ETF (SPSM) was known as the SPDR Russell 2000® ETF (TWOK), the SPDR Portfolio S&P 500 Growth ETF (SPYG) was known as the SPDR S&P 500 Growth ETF (SPYG), the SPDR Portfolio S&P 500 Value ETF (SPYV) was known as the SPDR S&P 500 Value ETF (SPYV), the SPDR Portfolio S&P 500 High Dividend ETF (SPYD) was known as the SPDR S&P 500 High Dividend ETF (SPYD), the SPDR Portfolio Developed World ex-US ETF (SPDW) was known as the SPDR S&P World ex-US ETF (GWL), the SPDR Portfolio Emerging Markets ETF (SPEM) was known as the SPDR S&P Emerging Markets ETF (GMM), the SPDR Portfolio Aggregate Bond ETF (SPAB) was known as the SPDR Bloomberg Barclays Aggregate Bond ETF (BNDS), the SPDR Portfolio Short Term Corporate Bond ETF (SPSB) was known as the SPDR Bloomberg Barclays Short Term Corporate Bond ETF (SCPB), the SPDR Portfolio Intermediate Term Corporate Bond ETF (SPIB) was known as the SPDR Bloomberg Barclays Intermediate Term Corporate Bond ETF (ITR), the SPDR Portfolio Long Term Corporate Bond ETF (SPLB) was known as the SPDR Bloomberg Barclays Long Term Corporate Bond ETF (LWC), the SPDR Portfolio Short Term Treasury ETF (SPTS) was known as the SPDR Bloomberg Barclays Short Term Treasury ETF (SST), and the SPDR Portfolio Long Term Treasury ETF (SPTL) was known as the SPDR Bloomberg Barclays Long Term Treasury ETF (TLO).
Prior to 09/23/2019, the SPDR Portfolio MSCI Global Stock Market ETF (SPGM) was known as the SPDR MSCI ACWI IMI ETF (ACIM), the SPDR Portfolio Europe ETF (SPEU) was known as the SPDR STOXX® Europe 50 ETF (FEU), the SPDR Portfolio Corporate Bond ETF (SPBO) was known at the SPDR Bloomberg Barclays Corporate Bond ETF (CBND), the SPDR Portfolio High Yield Bond ETF (SPHY) was known as the SPDR ICE BofAML Broad High Yield Bond ETF (CJNK), the SPDR Portfolio Intermediate Term Treasury ETF (SPTI) was known as the SPDR Bloomberg Barclays Intermediate Term Treasury ETF (ITE), the SPDR Portfolio TIPS ETF (SPIP) was known as the SPDR Bloomberg Barclays TIPS ETF (IPE), and the SPDR Portfolio Mortgage Backed Bond ETF (SPMB) was known as the SPDR Bloomberg Barclays Mortgage Backed Bond ETF (MBG).

STATE STREET GLOBAL ADVISORS SPDR®

8

ssga.com spdrs.com Investment Professional Use Only State Street Global Advisors One Iron Street, Boston MA 02210 T: +1 866 787 2257 Important Risk Information Investing involves risk, and you could lose money on an investment in each of SPDR® Gold Shares Trust (“GLD®”) and SPDR® Gold MiniSharesSM Trust (“GLDMSM”), a series of the World Gold Trust (together, the “Funds”). ETFs trade like stocks, are subject to investment risk, fluctuate in market value and may trade at prices above or below the ETFs’ net asset value. Brokerage commissions and ETF expenses will reduce returns. Commodities and commodity-index linked securities may be ected by changes in overall market movements, changes in interest rates, and other factors such as weather, disease, embargoes, or political and regulatory developments, as well as trading activity of speculators and arbitrageurs in the underlying commodities. Frequent trading of ETFs could significantly increase commissions and other costs such that they may set any savings from low fees or costs. Diversification does not ensure a profit or guarantee against loss. Investing in commodities entails significant risk and is not appropriate for all investors. Important Information Relating to SPDR® Gold Trust (“GLD®”) and SPDR® Gold MiniSharesSM Trust (“GLDMSM”): The SPDR Gold Trust (“GLD”) and the World Gold Trust have each filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for GLD and GLDM, respectively. Before you invest, you should read the prospectus in the registration statement and other documents each Fund has filed with the SEC for more complete information about each Fund and these offerings. Please see each Fund’s prospectus for a detailed discussion of the risks of investing in each Fund’s shares. The GLD prospectus is available by clicking here, and the GLDM prospectus is available by clicking here. You may get these documents for free by visiting EDGAR on the SEC website at sec.gov or by visiting spdrgoldshares.com. Alternatively, the Funds or any authorized participant will arrange to send you the prospectus if you request it by calling 866.320.4053. None of the Funds is an investment company registered under the Investment Company Act of 1940 (the “1940 Act”). As a result, shareholders of each Fund do not have the protections associated with ownership of shares in an investment company registered under the 1940 Act. GLD and GLDM are not subject to regulation under the Commodity Exchange Act of 1936 (the “CEA”). As a result, shareholders of each of GLD and GLDM do not have the protections afforded by the CEA. Shares of each Fund trade like stocks, are subject to investment risk and will fluctuate in market value. The values of GLD shares and GLDM shares relate directly to the value of the gold held by each Fund (less its expenses), respectively. Fluctuations in the price of gold could materially and adversely ect an investment in the shares. The price received upon the sale of the shares, which trade at market price, may be more or less than the value of the gold represented by them. None of the Funds generate any income, and as each Fund regularly sells gold to pay for its ongoing expenses, the amount of gold represented by each Fund share will decline over time to that extent. The World Gold Council name and logo are a registered trademark and used with the permission of the World Gold Council pursuant to a license agreement. The World Gold Council is not responsible for the content of, and is not liable for the use of or reliance on, this material. World Gold Council is an ƒliate of the Sponsor of each of GLD and GLDM. GLD® is a registered trademark of World Gold Trust Services, LLC used with the permission of World Gold Trust Services, LLC. MiniSharesSM and GLDMSM are service marks of WGC USA Asset Management Company, LLC used with the permission of WGC USA Asset Management Company, LLC. Standard & Poor’s®, S&P® and SPDR® are registered trademarks of Standard & Poor’s Financial Services LLC, a division of S&P Global (S&P); Dow Jones is a registered trademark of Dow Jones Trademark Holdings LLC (Dow Jones); and these trademarks have been licensed for use by S&P Dow Jones Indices LLC (SPDJI) and sublicensed for certain purposes by State Street Corporation. State Street Corporation’s financial products are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, their respective affiliates and third party licensors and none of such parties makes any representation regarding the advisability of investing in such product(s) nor do they have any liability in relation thereto. For more information, please contact the Marketing Agent for GLD and GLDM: State Street Global Advisors Funds Distributors, LLC, One Iron Street, Boston, MA, 02210; T: +1 866 320 4053 spdrgoldshares.com. The trademarks and service marks referenced herein are the property of their respective owners. Third party data providers make no warranties or representations of any kind relating to the accuracy, completeness or timeliness of the data and have no liability for damages of any kind relating to the use of such data. State Street Global Advisors and SSGA are registered trademarks of State Street Corporation. Investments in small-sized and mid-sized companies may involve greater risks than in those of larger, better known companies but mid-sized companies may be less volatile than investments in smaller companies. Companies with large market capitalizations go in and out of favor based on market and economic conditions. Larger companies tend to be less volatile than companies with smaller market capitalizations. In exchange for this potentially lower risk, the value of the security may not rise as much as companies with smaller market capitalizations. Concentrated investments in a particular sector tend to be more volatile than the overall market and increases risk that events negatively affecting such sectors or industries could reduce returns, potentially causing the value of the Fund’s shares to decrease. Investing in foreign domiciled securities may involve risk of capital loss from unfavorable fluctuation in currency values, withholding taxes, from derences in generally accepted accounting principles or from economic or political instability in other nations. Investments in emerging or developing markets may be more volatile and less liquid than investing in developed markets and may involve exposure to economic structures that are generally less diverse and mature and to political systems which have less stability than those of more developed countries. There is no relationship between Dorsey Wright & Associates, LLC (collectively with its parent companies and affiliates, “Dorsey Wright”) and State Street Global Advisors (“SSGA”) other than a license by Dorsey Wright to SSGA of certain Dorsey Wright trademarks and trade names, and the Dorsey Wright Fixed Income Rotation Index (“Index”), for use by SSGA. BLOOMBERG®, a trademark and service mark of Bloomberg Finance L.P. and its ƒliates, and BARCLAYS®, a trademark and service mark of Barclays Bank Plc, have each been licenzed for use in connection with the listing and trading of the SPDR Bloomberg Barclays ETFs. DoubleLine® is a registered trademark of DoubleLine Capital LP. Distributor: State Street Global Advisors Funds Distributors, LLC, member FINRA, SIPC, an indirect wholly owned subsidiary of State Street Corporation. References to State Street may include State Street Corporation and its ƒliates. Certain State Street ƒliates provide services and receive fees from the SPDR ETFs. ALPS Distributors, Inc., member FINRA, is distributor for SPDR S&P 500, SPDR S&P MidCap 400 and SPDR Dow Jones Industrial Average, all unit investment trusts. ALPS Portfolio So lutions Distributor, Inc., member FINRA, is distributor for Select Sector SPDRs. ALPS Distributors, Inc. and ALPS Portfolio Solutions Distributor, Inc. are not ƒliated with State State Street Global Advisors Funds Distributors, LLC. State Street Global Advisors Funds Distributors, LLC is the distributor for certain registered products on behalf of the advisor. SSGA Funds Management has retained GSO Capital Partners, Nuveen Asset Management, MFS, and DoubleLine Capital LP as the sub-advisor. GSO Capital Partners, Nuveen Asset Management, MFS, and DoubleLine Capital LP are not a ƒliated with State Street Global Advisors Funds Distributors, LLC. Before investing, consider the funds’ investment objectives, risks, charges and expenses. To obtain a prospectus or summary prospectus which contains this and other information, call 866.787.2257 or visit spdrs.com. Read it carefully. © 2020 State Street Corporation. All Rights Reserved. ID166560-2081238.28.1.AM.INST 0320 Exp. Date: 03/31/2021 SPD002172 Not FDIC Insured No Bank Guarantee May Lose Value

SPDR® GOLD TRUST has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any Authorized Participant will arrange to send you the prospectus if you request it by calling toll free at 1-866-320-4053 or contacting State Street Global Advisors Funds Distributors, LLC, One Lincoln Street, Attn: SPDR® Gold Shares, 30th Floor, Boston, MA 02111.